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EXHIBIT 99.2

PRINCIPAL ACCOUNTING OFFICER CERTIFICATION

I, Ronald E. Dowdy, Group Controller, Treasurer, Secretary and Principal Accounting Officer of Star Buffet, Inc. (the "Company"), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350, as adopted), that, to the best of my knowledge:

1.
The accompanying Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended November 4, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
STAR BUFFET, INC. AND SUBSIDIARIES
December 19, 2002	By:	/s/ RONALD E. DOWDY Ronald E. Dowdy Group Controller, Treasurer, Secretary and Principal Accounting Officer

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  EXHIBIT 99.2